                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            BERG ELECTRONICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                             BERG ELECTRONICS CORP.
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1997

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Berg Electronics Corp., a Delaware corporation (the "Corporation"), will be held on Monday, May 12, 1997, at 3:00 p.m., local time, at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri for the following purposes:

          1. To elect two (2) Class II directors for terms expiring in 2000;

          2. To consider and act upon a proposal to approve the Berg Electronics Corp. Senior Executive Incentive Compensation Plan; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on March 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Corporation. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Even if you plan to attend, you are respectfully requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope. You may revoke your proxy at any time prior to exercise.

                                            By Order of the Board of Directors,

                                            W. Thomas McGhee
                                            Secretary

St. Louis, Missouri
March 28, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             BERG ELECTRONICS CORP.
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105

                             ---------------------

                                PROXY STATEMENT
                                 MARCH 28, 1997

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Berg Electronics Corp., a Delaware corporation (hereinafter referred to as the "Corporation"), in connection with the solicitation by the Corporation of proxies to be used in voting at the Annual Meeting of Stockholders (together with any and all adjournments thereof, the "Annual Meeting") to be held at 3:00 p.m., local time, on Monday, May 12, 1997, at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the enclosed form of proxy and a copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1996, are first being mailed to the stockholders of the Corporation on or about March 28, 1997. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary of the Corporation in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing and voting at the Annual Meeting. Your appearance at the Annual Meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class II director nominees recommended by the Board of Directors, FOR the approval of the Berg Electronics Corp. Senior Executive Incentive Compensation Plan (the "Incentive Compensation Plan"), and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

     As of March 13, 1997, the Corporation had 19,125,238 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,384,291 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Common Stock and Class A Common Stock entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

     The Corporation will bear the cost of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby. In addition to the use of the mails, solicitation may be made in person or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Corporation, none of whom will receive additional compensation for those services. Further solicitation of proxies may be made by telephone or oral communication with some stockholders of the Corporation following the original solicitation. All such further solicitations will be made by regular employees and officers of the Corporation, none of whom will be additionally compensated therefor, and the cost will be borne by the Corporation.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of two Class II directors each of whom will serve for a three-year term expiring in 2000. The Corporation does not have a nominating committee; the Board of Directors has nominated the persons named below to stand for election as Class II directors at the Annual Meeting. Also listed below are each of the Class I and Class III directors whose terms will continue after the meeting. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the Class II director nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorney-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

  CLASS II DIRECTOR NOMINEES -- TERMS EXPIRE 2000

     Charles W. Tate (Age 52) is currently a Class II director of the Corporation and has served as a director of the Corporation since April 1993. Mr. Tate also served as a director of Berg Electronics Group, Inc., the Corporation's wholly owned subsidiary ("Berg"), from April 1993 to August 1996 when the number of directors constituting the Board of Directors of Berg was decreased to one director. Mr. Tate is a Managing Director and Principal of Hicks, Muse, Tate & Furst Incorporated ("Hicks, Muse"), a private investment firm headquartered in Dallas with offices in New York, St. Louis and Mexico City, specializing in strategic investments, leveraged acquisitions and real estate equity investments. Before joining Hicks, Muse in 1991, Mr. Tate had over 19 years of experience in investment and merchant banking with Morgan Stanley & Co. Incorporated, including ten years in the mergers and acquisitions department and the last two and one-half years as a managing director in Morgan Stanley & Co. Incorporated's merchant banking group. Mr. Tate serves as a director of The Morningstar Group Inc., DESA Holdings Corporation, Hat Brands Holding Corporation, International Wire Holding Company, International Home Foods, Inc., Seguros Comercial America S.A. de C.V. and Vidrio Formas S.A. de C.V.

     Timothy L. Conlon (Age 45) is President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of Berg and has held such positions since January 1997. Mr. Conlon served as Executive Vice President and Chief Operating Officer of Berg from October 1993 through December 1996. Prior to joining Berg, Mr. Conlon was employed as President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993 to October 1993. Mr. Conlon also held various executive positions with Thermadyne Industries, Inc. from July 1992 through April 1993. Prior to joining Thermadyne Industries, Inc., Mr. Conlon spent nine years in the connector industry including serving as General Manager of the Information Technologies and Spectra Strip divisions of Amphenol Corporation from 1990 through July 1992 and President of Cambridge Products from 1988 through 1989.

  CLASS I DIRECTORS -- TERMS EXPIRE 1999

     Richard W. Vieser (Age 69) is a director of the Corporation and has held such position since April 1993. Mr. Vieser was also a director of Berg from April 1993 through August 1996. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company), the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (also diversified manufacturing companies) and the former President and Chief Operating Officer of McGraw-Edison Co. (a company engaged in the electronic, industrial, commercial and automotive industries). He is also a director of Ceridian Corporation, Dresser Industries, Inc., INDRESCO, Inc., Sybron International Corporation, Varian Associates, Inc. and Viasystems Group, Inc.

     Kenneth F. Yontz (Age 52) is a director of the Corporation and has held such position since March 1994. Mr. Yontz was also a director of Berg from March 1994 through August 1996. Mr. Yontz is the Chairman, President and Chief Executive Officer of Sybron International Corporation, a manufacturer and marketer of laboratory apparatus products, dental sundry supplies and orthodontic appliances. Prior to joining Sybron

International Corporation, Mr. Yontz was Group Vice President and Executive Vice President of the Allen-Bradley Company. Mr. Yontz also held various managerial and professional positions with Chemetron Inc. from 1974 to 1980 and at Ford Motor Company from 1966 to 1974. Mr. Yontz is also a director of Playtex Products, Inc. and Viasystems Group, Inc.

  CLASS III DIRECTORS -- TERMS EXPIRE 1998

     James N. Mills (Age 59) is Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of Berg and has held such positions since November 1992. Mr. J. Mills has been the sole director of Berg since August 1996. Mr. J. Mills also served as President of the Corporation from November 1992 through June 1995. Mr. J. Mills is the Chairman, President and Chief Executive Officer of Mills & Partners, Inc., an investment and management services firm headquartered in St. Louis. Mr. J. Mills is also Chairman of the Board and Chief Executive Officer of International Wire Holding Company, Crain Holdings Corp., Viasystems Group, Inc. and Copy USA Holdings Corp. Mr. J. Mills was Chairman of the Board and Chief Executive Officer of Jackson Holding Company from February 1993 through August 1995. Mr. J. Mills was Chairman of the Board and Chief Executive Officer of Thermadyne Holdings Corporation from February 1989 through February 1995. Mr. J. Mills was Executive Vice President of McGraw-Edison Company from 1978 to 1985, and served as Industrial Group President and President of the Bussmann Division of the McGraw-Edison Company from 1980 to 1984. Mr. J. Mills also serves as a director of Hat Brands Holding Corporation.

     Thomas O. Hicks (Age 51) is a director of the Corporation and has held such position since November 1992. Mr. Hicks also served as a director of Berg from April 1993 through August 1996. Mr. Hicks is Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Hicks, Muse. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a Dallas-based private investment firm. Mr. Hicks serves as a director of Chancellor Broadcasting Company, Sybron International Corporation, Neodata Corporation, International Home Foods, Inc., D.A.C. Vision, Inc. and Viasystems Group, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Corporation has a standing Audit Committee, the members of which are Messrs. Vieser and Yontz. No meetings were held by the Audit Committee during the year ended December 31, 1996. The principal functions performed by the Audit Committee are the nomination of the independent public accountants of the Corporation, the review of the proposed scope of the independent audit and the results thereof, the review with management personnel of the public accountants' observations on financial policy, controls and personnel and consultation with the Chief Financial Officer of the Corporation concerning the audit.

     The Corporation has a standing Compensation and Stock Option Committee (the "Compensation Committee"). The initial members of the Compensation Committee were Messrs. J. Mills, Hicks and Vieser. In June 1996, the composition of the Compensation Committee changed to Messrs. Vieser and Yontz. One meeting was held by the Compensation Committee during the year ended December 31, 1996, and the Compensation Committee acted by unanimous written consent three times during the year ended December 31, 1996. The principal functions of the Compensation Committee are to review the compensation arrangements of the Corporation's executive officers, to submit recommendations to the Board of Directors with respect to such arrangements and to administer the Corporation's executive compensation and stock option plans.

     The total number of meetings of the Board of Directors held during the year ended December 31, 1996, was four. The Board of Directors voted by unanimous written consent seven times during the year ended December 31, 1996. During the year ended December 31, 1996, no director of the Corporation attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS CLASS II DIRECTORS.

            PROPOSAL FOR APPROVAL OF THE INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

     The Compensation Committee amended the Incentive Compensation Plan by a unanimous written consent on February 3, 1997, which unanimous consent also directed that the Incentive Compensation Plan be submitted to the stockholders of the Corporation for their approval. A copy of the Incentive Compensation Plan is attached hereto as Exhibit A. The purposes of the Incentive Compensation Plan are to encourage outstanding performance by the senior executive officers of the Corporation, to attract and retain exceptional senior executives and to provide a direct incentive to the participants to achieve the Corporation's strategic and financial goals.

ADMINISTRATION

     The Incentive Compensation Plan will be administered by the Compensation Committee which shall consist of not less than two directors of the Corporation who qualify as "outside directors" as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee will interpret the Incentive Compensation Plan, prescribe, amend and rescind rules relating to the Plan (including rules and procedures for establishing a performance goal in accordance with the requirements of Section 162(m) under the Code), select eligible participants, grant incentive awards, and take all other actions necessary for the administration of the Incentive Compensation Plan, which actions will be final and binding.

ELIGIBILITY TO PARTICIPATE IN THE INCENTIVE COMPENSATION PLAN

     The Compensation Committee will determine and designate the participants under the Incentive Compensation Plan from the senior executives of the Corporation who hold the following positions within the Corporation: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Senior Vice Presidents, Secretary/General Counsel, Executive Vice Presidents and Vice Presidents.

GRANT OF AWARDS

     Within 90 days of the commencement of a "Performance Period" (defined as each 12-month period commencing January 1 and ending December 31), the Compensation Committee will establish performance goals for such Performance Period (based on earnings per share of the Corporation's Common Stock) and the amount of the incentive award to be paid (expressed as a percentage of base earnings) upon the satisfaction of each performance goal. In no event may any incentive award with respect to a particular Performance Period exceed 200% of a participant's base earnings during such Performance Period.

     Following the end of a Performance Period, the Compensation Committee will determine and certify in writing which performance goals were attained for such Performance Period. Incentive awards will be paid in cash as soon as practicable after certification of the satisfaction of the performance goals.

     Notwithstanding the attainment of the performance goals for a Performance Period, a participant's performance during such Performance Period must be satisfactory before he or she may be granted an incentive award.

     The Compensation Committee has the discretion to grant all or a portion of an incentive award to a participant (or his designated beneficiary in the case of the death of a participant) who is employed or who is promoted to a position covered by the Incentive Compensation Plan during the applicable Performance Period, or whose employment is terminated during such Performance Period because of his retirement, death, resignation, discharge or permanent disability.

NON-TRANSFERABILITY

     The right of a participant under the Incentive Compensation Plan to the payment of any incentive award thereunder may not be assigned, transferred, pledged, or encumbered.

TERMINATION AND AMENDMENT

     The Compensation Committee may from time to time amend, suspend or terminate the Incentive Compensation Plan, in whole or in part, including but not limited to, any amendment necessary to ensure that the Corporation may obtain any required regulatory approvals, and if the Incentive Compensation Plan is suspended or terminated, the Compensation Committee may reinstate any or all of its provisions. No amendment, suspension or termination may impair the right of a participant or his designated beneficiary to receive an incentive award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension or termination.

INCENTIVE COMPENSATION PLAN BENEFITS

     The following table sets forth information with respect to incentive awards made under the Incentive Compensation Plan for the year ended December 31, 1996.

                                                               DOLLAR
             NAME AND POSITION HELD DURING 1996               VALUE($)
             ----------------------------------               ---------
James N. Mills, Chairman of the Board and Chief Executive
  Officer of the Corporation and Chairman of the Board of
  Berg......................................................  1,370,000
Robert N. Mills, President of the Corporation and President
  and Chief Executive Officer of Berg.......................    868,583
Timothy L. Conlon, Executive Vice President and Chief
  Operating Officer of Berg.................................    404,625
David M. Sindelar, Senior Vice President and Chief Financial
  Officer of the Corporation................................    389,600
W. Thomas McGhee, Secretary and General Counsel of the
  Corporation ..............................................    306,000
Executive Group.............................................  3,755,808
Non-Executive Director Group................................         --
Non-Executive Officer Employee Group........................         --

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
                      OF THE INCENTIVE COMPENSATION PLAN.

            VOTING SECURITIES OUTSTANDING AND SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the voting securities of the Corporation as of March 13, 1997, by
(i) each person who is known by the Corporation to beneficially own more than 5% of any class of the Corporation's voting securities; (ii) the directors and certain executive officers of the Corporation, individually; and (iii) by the directors and all executive officers of the Corporation as a group. Except as otherwise indicated below, the table set forth below does not give effect to the conversion of any shares of Class A Common Stock into shares of Common Stock.

                                                               SHARES BENEFICIALLY OWNED
                                              ------------------------------------------------------------
                                                   COMMON STOCK         CLASS A COMMON STOCK
                                              ----------------------   ----------------------
                                              NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF   PERCENT OF
              BENEFICIAL OWNER                 SHARES       CLASS       SHARES       CLASS        TOTAL
              ----------------                ---------   ----------   ---------   ----------   ----------
5% STOCKHOLDERS:
HM Parties(1)...............................  9,624,027      50.3%            --        --         46.9%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court
  Suite 1600
  Dallas, Texas 75201
DIRECTORS AND OFFICERS:
James N. Mills(2)...........................     19,300      *         1,384,291     100.0%         7.0%
Thomas O. Hicks(1)..........................  9,624,027      50.3%            --        --         46.9%
Charles W. Tate(3)..........................     79,074      *                --        --         *
Richard W. Vieser(4)........................     58,660      *                --        --         *
Kenneth F. Yontz............................     48,660      *                --        --         *
Robert N. Mills.............................         --      *           223,914      16.2%         1.1%
David M. Sindelar(5)........................     15,000      *           234,065      16.9%         1.2%
W. Thomas McGhee............................      1,000      *            36,496       2.6%        *
Timothy L. Conlon(6)........................     24,613      *                --        --         *
All directors and executive officers as a
  group (11 persons)(7).....................  9,884,282      51.7%     1,384,291     100.0%        55.0%
  c/o Berg Electronics Corp.
  101 South Hanley Road
  St. Louis, Missouri 63105

---------------

  * Represents less than 1%

(1) Includes (i) 2,927,569 shares owned of record by HM/Berg Partners, L.P., a limited partnership of which the sole general partner is HMC Partners, L.P. ("HMC Partners"), a limited partnership of which Hicks, Muse, serves as the managing general partner; (ii) 5,607,364 shares owned of record by HM/Connectors, L.P., a limited partnership of which the sole general partner is HMC Partners; (iii) 491,532 shares owned of record by HM/Berg/DB Partners, L.P., a limited partnership of which the sole general partner is HMC Partners; (iv) 122,883 shares owned of record by HM/Berg/TCL Partners, L.P., a limited partnership of which the sole general partner is HMC Partners; (v) 245,766 shares owned of record by HM/Berg/FC Partners, L.P., a limited partnership of which the sole general partner is HMC Partners; (vi) 61,591 shares owned of record by Thomas O. Hicks; (vii) 165,984 shares owned of record by six children's trusts of which Mr. Hicks serves as trustee; and
    (viii) 1,338 shares owned of record by two employees of Hicks, Muse and subject to an irrevocable proxy in favor of Mr. Hicks. Mr. Hicks is the controlling stockholder of Hicks, Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks, Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of Common Stock held by HM/Berg Partners, L.P., HM/Connectors, L.P., HM/Berg/DB Partners, L.P., HM/Berg/TCL Partners, L.P. and HM/Berg/FC Partners, L.P. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks, Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of Common Stock held by HM/Berg Partners, L.P., HM/Connectors, L.P., HM/Berg/DB Partners, L.P., HM/Berg/TCL Partners, L.P. and HM/Berg/FC Partners, L.P. Each of Messrs. Hicks, Muse, Tate, Furst, Stuart, Levitt and Menkes disclaims the existence of a group and disclaims beneficial ownership of shares of Common Stock not respectively owned of record by him.

(2) Includes 19,300 shares of Common Stock and 760,654 shares of Class A Common Stock held by James N. Mills, and 623,637 shares of Class A Common Stock which Mr. Mills has the power to vote by proxy.

(3) Includes 52,717 shares owned of record by Mr. Tate and 26,357 shares owned of record by the Charles W. Tate 1992 Trust.

(4) Includes 24,330 shares owned of record by Mr. Vieser, 10,000 shares owned of record by Mr. Vieser's spouse, and 24,330 shares of Common Stock subject to options that are exercisable within 60 days. Mr. Vieser disclaims beneficial ownership of shares of Common Stock not owned of record by him.

(5) Includes 15,000 shares of Common Stock and 197,569 shares of Class A Common Stock owned of record by Mr. Sindelar, and 36,496 shares of Class A Common Stock owned of record by two children's trusts of which Mr. Sindelar serves as trustee. Mr. Sindelar disclaims beneficial ownership of shares of Common Stock not owned of record by him.

(6) Includes 1,500 shares of Common Stock owned of record by three minor children of which Mr. Conlon is the custodian, and 23,113 shares of Common Stock subject to options that are exercisable within 60 days.

(7) Includes 58,391 shares of Common Stock subject to options that are exercisable within 60 days.

                                 EXECUTIVE OFFICERS

     In addition to Messrs. James N. Mills and Timothy L. Conlon, listed above under the caption "PROPOSAL FOR THE ELECTION OF DIRECTORS", set forth below are each of the Corporation's executive officers and his name, age, all positions and offices held by him with the Corporation and Berg and his principal occupations and business experience for the past five years. All officers are elected by the Board of Directors, each to hold office until his successor is duly elected and qualified, or if earlier, until his resignation, removal from office or death.

     Robert N. Mills (Age 55) is Vice Chairman of the Board of Directors of the Corporation and currently serves as a Class II director of the Corporation. Mr.
R. Mills has served as a director of the Corporation since February 1996. Mr. R. Mills served as President of the Corporation from June 1995 through December 1996, and as Chief Operating Officer of the Corporation and as President and Chief Executive Officer of Berg from March 1993 through December 1996. Mr. R. Mills also served as a director of Berg from February 1996 through August 1996. Mr. R. Mills served as a Vice President of the Corporation from March 1993 through June 1995. Mr. R. Mills is President and Chief Operating Officer of Viasystems Group, Inc., an affiliate of the Corporation, and has held such positions since January 1997. Mr. R. Mills has served as a director of Viasystems Group, Inc. since January 1997. Prior to joining the Corporation and Berg in March 1993, Mr. R. Mills was Vice President of Thermadyne Industries, Inc. and President of Stoody Deloro Stellite, Inc. which positions he had held from February 1990 and July 1989, respectively. Prior thereto, he served as President, Chief Operating Officer and Director of Tridex Corporation from 1987 to 1989, and Vice President and General Manager of Elco Corporation, a subsidiary of Wickes Manufacturing Company, from 1983 to 1987. Mr. R. Mills is the brother of James N. Mills.

     David M. Sindelar (Age 39) is Senior Vice President and Chief Financial Officer of the Corporation and Senior Vice President of Berg and has held such positions since November 1992. Mr. Sindelar is also Senior Vice President and Chief Financial Officer of Mills & Partners, Inc., International Wire Holding Company, Crain Holdings Corp., Viasystems Group, Inc. and Copy USA Holdings Corp. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Jackson Holding Company from February 1993 through August 1995. From 1987 to February 1995, Mr. Sindelar held various positions at Thermadyne Holdings Corporation including Senior Vice President, Chief Financial Officer and Vice President -- Corporate Controller and Controller.

     Larry S. Bacon (Age 50) is Senior Vice President -- Human Resources of the Corporation and Berg and has held such positions since March 1993. Mr. Bacon is also Senior Vice President -- Human Resources of Mills & Partners, Inc., Crain Holdings Corp., International Wire Group, Inc., Viasystems Group, Inc. and Copy USA Holdings Corp. Mr. Bacon was Senior Vice President -- Human Resources of Jackson Holding Company from February 1993 through August 1995. Previously, Mr. Bacon was Senior Vice President -- Human Resources of Thermadyne Holdings Corporation from September 1987 until February 1995.

     W. Thomas McGhee (Age 60) is Secretary and General Counsel of the Corporation and Berg and has held such positions since March 1993. Mr. McGhee is also a partner in the law firm of Herzog, Crebs and McGhee where he has been a partner since helping to found that firm in 1987. In addition, Mr. McGhee serves as Secretary and General Counsel of Mills & Partners, Inc., International Wire Holding Company, Crain Holdings Corp., Viasystems Group, Inc. and Copy USA Holdings Corp. Mr. McGhee was Secretary and General Counsel of Jackson Holding Company from March 1993 through August 1995. Mr. McGhee was Secretary and General Counsel of Thermadyne Holdings Corp. from March 1993 through February 1995.

     Joseph S. Catanzaro (Age 44) is Chief Accounting Officer of the Corporation and Vice President -- Finance of Berg and has held such positions since June 1996 and April 1993, respectively. Prior to joining Berg, Mr. Catanzaro was employed by a petroleum trading company subsidiary of Mitsui & Co. (USA), Inc. as Controller from 1990 through April 1993. From 1980 through 1989, Mr. Catanzaro held several positions at Apex Oil Co., including Corporate Controller.

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer of the Corporation and Berg and the four other most highly compensated executive officers of the Corporation and Berg during 1996, 1995 and 1994. As of the date hereof, the Corporation has not granted any stock appreciation rights.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                       ANNUAL            ------------
                                                   COMPENSATION(1)        SECURITIES
          NAME AND PRINCIPAL                   -----------------------    UNDERLYING        ALL OTHER
         POSITION DURING 1996           YEAR   SALARY($)   BONUS(2)($)    OPTIONS(#)    COMPENSATION(3)($)
         --------------------           ----   ---------   -----------   ------------   ------------------
James N. Mills........................  1996    685,000     1,370,000           --            23,000
  Chairman of the Board and             1995    685,000       800,000           --            16,500
  Chief Executive Officer of the        1994    685,000       650,000           --            13,000
  Corporation and Chairman of
  the Board of Berg
Robert N. Mills.......................  1996    434,294       868,583           --            15,000
  President of the Corporation and      1995    365,000       325,000           --            14,000
  President and Chief Executive         1994    330,000       250,000           --            11,500
  Officer of Berg
Timothy L. Conlon.....................  1996    311,250       404,625       24,330            11,000
  Executive Vice President and          1995    290,000       225,000           --            10,000
  Chief Operating Officer of Berg       1994    278,000       181,000           --             8,500
David M. Sindelar.....................  1996    194,808       389,600           --            10,000
  Senior Vice President and Chief       1995    193,000       200,000           --            10,000
  Financial Officer of the              1994    184,000       150,000           --             8,500
  Corporation
W. Thomas McGhee......................  1996    153,000       306,000           --            17,000
  Secretary and General Counsel         1995    152,000       120,000           --            10,000
  of the Corporation                    1994    146,000        95,000           --             1,000

---------------

(1) The Corporation and Berg provide to certain executive officers a car allowance, reimbursement for club memberships, insurance and certain other benefits. The aggregate incremental costs of these benefits to the Corporation and Berg for each officer do not exceed the lesser of $50,000 or 10.0% of the total of annual salary and bonus reported for each such officer.

(2) Bonuses earned in 1996, 1995 and 1994 were paid in 1997, 1996 and 1995, respectively.

(3) All Other Compensation for the year ended December 31, 1996 includes the following: (i) contributions made by the Corporation in the following amounts to the Corporation's 401(k) Savings Plan: Mr. J. Mills $9,000, Mr.
    R. Mills $9,000, Mr. Conlon $9,000, Mr. Sindelar $9,000 and Mr. McGhee $9,000; (ii) the following amounts paid by the Corporation as premiums for term life insurance policies: Mr. J. Mills $9,000, Mr. R. Mills $3,000, Mr. Conlon $2,000, Mr. Sindelar $1,000 and Mr. McGhee $8,000; and (iii) the following amounts paid to the Corporation's 401(k) Savings Plans as "transition" payments related to a pension plan formerly maintained by the Corporation and terminated in 1995: Mr. J. Mills $4,500 and Mr. R. Mills $3,000.

     The following table summarizes option grants made during 1996 to the executive officers named above.

                             OPTION GRANTS IN 1996

                                                       INDIVIDUAL GRANTS
                                    --------------------------------------------------------
                                                      PERCENT OF
                                      NUMBER OF          TOTAL
                                     SECURITIES         OPTIONS       EXERCISE
                                     UNDERLYING         GRANTED        OR BASE                    GRANT DATE
                                       OPTIONS      TO EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE (2)
               NAME                 GRANTED(#)(1)     FISCAL YEAR      ($/SH)        DATE             ($)
               ----                 -------------   ---------------   ---------   ----------   -----------------
James N. Mills....................         --               --             --           --              --
Robert N. Mills...................         --               --             --           --              --
Timothy L. Conlon.................     24,330             100%          19.32      2/01/06         255,000
David M. Sindelar.................         --               --             --           --              --
W. Thomas McGhee..................         --               --             --           --              --

---------------

(1) The options to purchase shares of Common Stock were granted under the Berg Electronics Corp. 1993 Stock Option Plan (the "1993 Stock Option Plan") and become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. All options become exercisable upon a change of control (as defined in the 1993 Stock Option Plan).

(2) The grant date present value was determined using the Black-Scholes option pricing method with the following assumptions: (i) dividend yield of 0%;
    (ii) expected volatility of 30%; (iii) risk free interest rate of 5.52%; and
    (iv) expected life of ten years. No adjustments were made for non-transferability or risk of forfeiture.

     There were no exercises of stock options by any of the named executive officers during the fiscal year ended December 31, 1996. The table below lists the number of shares of Common Stock underlying each option held by the named executive officers as of December 31, 1996.

                         FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FISCAL YEAR END(#)   AT FISCAL YEAR END ($)(1)
                                                 -----------------------------   --------------------------
                     NAME                          EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                     ----                        -----------------------------   --------------------------
James N. Mills.................................           0/0                            0/0
Robert N. Mills................................           0/0                            0/0
Timothy L. Conlon..............................      18,247/36,496                 461,000/552,000
David M. Sindelar..............................           0/0                            0/0
W. Thomas McGhee...............................           0/0                            0/0

---------------

(1) Represents the difference between the market value at December 31, 1996, of the Common Stock underlying the options and the exercise price of such options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     James N. Mills, David M. Sindelar and W. Thomas McGhee Employment Agreements. James N. Mills, David M. Sindelar and W. Thomas McGhee entered into employment agreements with the Corporation, Berg and each subsidiary of the Corporation on March 1, 1993. Such employment agreements were amended and restated on February 1, 1996. In addition, these employment agreements were further amended on August 5, 1996, to provide that Messrs. J. Mills', Sindelar's and McGhee's bonuses, which previously were at the discretion of the Board of Directors, would thereafter be determined by the Compensation Committee pursuant to the terms of the Incentive Compensation Plan. Pursuant to their respective employment agreements, Mr. J. Mills will serve as the Chairman of the Board of the Corporation, Mr. Sindelar will serve as Senior Vice President and Chief Financial Officer of the Corporation and Mr. McGhee will serve as Secretary and General Counsel of the Corporation through February 28, 2001. Messrs. J. Mills, Sindelar and McGhee are required to devote such business time and attention to the transaction of the Corporation's and Berg's business as is reasonably necessary to discharge their duties under the employment agreements. Subject to the foregoing limitation on their activities, Messrs. J. Mills, Sindelar and McGhee are free to participate in other business endeavors.

     The compensation provided to Messrs. J. Mills, Sindelar and McGhee under their respective employment agreements includes annual base salaries of not less than $685,000, $194,800 and $153,000, respectively, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the senior executives of the Corporation and Berg for as long as the employment agreements are in force. Messrs. J. Mills, Sindelar and McGhee are entitled to annual bonuses pursuant to their respective employment agreements, in an amount to be determined in accordance with the terms of the Incentive Compensation Plan.

     Messrs. J. Mills', Sindelar's and McGhee's employment agreements also provide that if Messrs. J. Mills', Sindelar's or McGhee's employment is terminated due to disability or death, Messrs. J. Mills, Sindelar and McGhee or their estates, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided under any benefit plan of the Corporation, their then current salary for a period of 18 months from their disability or death. In the event that Messrs. J. Mills', Sindelar's or McGhee's employment is terminated for a reason other than death, disability or cause, Messrs. J. Mills, Sindelar or McGhee will continue to receive their then current salary (which will not be less than $685,000, $194,800 and $153,000, respectively, per year) through February 28, 2001, or for one year, whichever is longer, and any other benefits to which they would otherwise be entitled under the employment agreements.

     Robert N. Mills Employment Agreement. Robert N. Mills entered into an employment agreement with the Corporation and Berg on March 1, 1993, which was amended and restated on February 1, 1996, and further amended on January 1, 1997. Pursuant to such employment agreement, as amended, effective January 1, 1997, Mr. R. Mills will serve as the Vice Chairman of the Board of Directors of the Corporation through February 28, 2001, and will receive an annual base salary of not less than $100,000, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the senior executives of the Corporation and Berg for as long as the employment agreement is in force. Mr. R. Mills is entitled to annual bonus pursuant to his employment agreement in an amount to be determined in accordance with the terms of the Incentive Compensation Plan.

     Mr. R. Mills' employment agreement also provides that if Mr. R. Mills' employment is terminated due to disability or death, Mr. R. Mills or his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided him or them under any benefit plan of the Corporation, Mr. R. Mills' then current salary for a period of 18 months from Mr. R. Mills' disability or death. In the event that Mr. R. Mills' employment is terminated for a reason other than death, disability or cause, Mr. R. Mills will continue to receive his then current salary (which will not be less than $100,000 per year) through February 28, 2001, or for one year, whichever is longer, and any other benefits to which he would otherwise be entitled under his employment agreement.

     Timothy L. Conlon Employment Agreement. Timothy L. Conlon entered into an employment agreement with Berg on October 1, 1993, which was amended and restated on February 1, 1996, and further amended on January 1, 1997. Pursuant to such employment agreement, as amended, Mr. Conlon will serve as the President and Chief Operating Officer of the Corporation and the President and Chief Executive Officer of Berg through February 28, 2001, and will receive an annual base salary of not less than $400,000, subject to adjustment at the sole discretion of the Chairman of the Board of the Corporation, and such benefits as are customarily accorded the senior executives of the Corporation and Berg for as long as the employment agreement is in force. In addition, Mr. Conlon's employment agreement currently provides that he is entitled to an annual bonus, in an amount to be determined in accordance with the Incentive Compensation Plan.

     Mr. Conlon's employment agreement also provides that if his employment is terminated due to disability or death, his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided him under any benefit plan of the Corporation, Mr. Conlon's then current salary for a period of 18 months from Mr. Conlon's disability or death. In the event that his employment is terminated for a reason other than death, disability or cause, Mr. Conlon will continue to receive his then current salary (which will not be less than $400,000 per year) through February 28, 2001, or for one year, whichever is longer, and any other benefits to which he would otherwise be entitled under the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August 1995, the Board of Directors of the Corporation established the Compensation Committee. The initial members of the Compensation Committee were Messrs. Mills, Hicks and Vieser. In June 1996, the composition of the Compensation Committee changed to Messrs. Vieser and Yontz.

COMPENSATION OF DIRECTORS

     Current directors who are officers, employees or affiliates of the Corporation or Berg receive no additional compensation for their services as directors. Each director of the Corporation (currently only Messrs. Vieser and Yontz) who is not also an officer, employee or an affiliate of the Corporation or Berg (an "Outside Director") receives an annual retainer of $12,000 and a fee of $1,000 for each meeting of the Board of Directors at which such Outside Director is present. Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $500 for each meeting of such committee at which such Outside Director is present. Directors of the Corporation are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of the Corporation during the period beginning on March 1, 1996 (the date the Corporation went public) and ending on December 31, 1996, with the cumulative total return on the Standard & Poor's 500 Index and the Morgan Stanley High Tech Index over the same period (assuming an investment on March 1, 1996, of $100 in the Corporation's Common Stock (at the offering price of such Common Stock in the Corporation's initial public offering), the Standard & Poor's 500 Index and the Morgan Stanley High Tech Index, and the reinvestment of dividends). The Corporation's Common Stock trades on the New York Stock Exchange under the trading symbol "BEI."

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                BEI              S&P 500        MORGAN STANLEY
3/1/96                                         100.00             100.00             100.00
3/29/96                                        111.90             100.79              94.78
6/28/96                                        113.10             104.72              97.34
9/30/96                                        129.76             107.32             105.58
12/31/96                                       139.88             115.66             114.71

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for the Corporation's executive compensation programs. The Compensation Committee is composed of the two members of the Board of Directors who are neither current employees nor officers of the Corporation. This report is provided by the Compensation Committee to describe the philosophy and objectives underlying the compensation of the Corporation's senior executives.

COMPENSATION POLICY

     Under the direction of the Compensation Committee and in consultation with an outside independent compensation consultant, the Corporation's senior executive compensation program is based upon a "pay for performance" philosophy and is designed to attract and retain highly qualified, key executives by offering competitive base compensation supplemented with performance-based incentives linked to corporate performance factors and position within the Corporation. The Corporation has designed and administered its executive compensation programs so that compensation is linked to the Corporation's performance and so that the interests of senior executives are aligned with the interests of the Corporation's stockholders. This philosophy is articulated in the following guiding principles of the Corporation's compensation programs:

     - A significant percentage of compensation will be determined by the Corporation's annual and long term financial performance, including the creation of stockholder value;

     - Compensation programs will be designed to encourage and balance the attainment of short term operational goals and long term strategic goals;

     - Total compensation will be targeted at competitive levels to allow the Corporation to attract, retain and motivate highly qualified employees; however, a greater percentage of compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest; and

     - Compensation programs will be designed to more closely align the interests of senior executives with the interests of the Corporation's stockholders by encouraging stock ownership by senior executives.

     There are three elements to the Corporation's compensation program, each consistent with its compensation philosophy: annual base salary, annual cash bonus incentives and long term incentives. The total compensation package is designed to be competitive with compensation programs offered to comparable senior executive officers in a survey group of eighteen electronic equipment manufacturers (the "Peer Group"). The Corporation believes that its total compensation practices will be competitive if the Corporation performs within the targets established by the Compensation Committee both on the basis of short term and long term goals.

     Section 162(m) of the Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its Chief Executive Officer and four other most highly compensated executive officers. However, to the extent compensation is "performance-based compensation" within the meaning of Code
Section 162(m), it will not be subject to the Code Section 162(m) deduction limitation. As a newly publicly traded company in 1996, the Corporation falls under certain transition provisions that relieve it from compliance with Code
Section 162(m) with respect to certain agreements and plans that were in existence on the date the Corporation became a publicly traded corporation. In formulating the Corporation's executive compensation policies, the Compensation Committee considers the relevant provisions of the Code that limit the deductibility of certain executive compensation and the consequences to the Corporation if the compensation paid to the Corporation's executive officers is not deductible.

BASE SALARIES

     All senior executive officer base salaries are reviewed and adjustments, if any, are approved annually by the Compensation Committee. The Corporation's senior executive officers' base salaries are targeted to be at the 50th percentile of the base salaries of similarly situated executive officers within the Peer Group. The Compensation Committee may choose to set salaries above or below the 50th percentile target based on an executive's position, contribution, experience, etc. No specific weighting of these elements is used to determine base salary levels.

ANNUAL INCENTIVE AWARDS

     The annual incentive award component of the Corporation's senior executive incentive compensation is determined pursuant to the terms of the Incentive Compensation Plan and is based on achieving certain earnings per share objectives (determined without consideration of extraordinary items) for the Corporation's consolidated fiscal year. The program provides for the payment of cash incentive awards to participants to the extent that actual consolidated earnings per share results meet or exceed certain target levels. The Compensation Committee establishes targeted consolidated earnings per share objectives at four distinct levels which trigger progressive incentive payout. The targeted objectives are based on profit levels for the fiscal year. To the extent that the Corporation attains or exceeds a targeted performance level, each participant is entitled to receive a cash incentive award. The maximum annual incentive award under the Incentive Compensation Plan is 200% of base salary. The Compensation Committee generally targets short term incentive compensation to the 50th percentile of the Peer Group. However, exceptional earnings per share performance can produce an exceptional short term incentive payout.

LONG TERM INCENTIVE AWARDS

     Long term incentive awards in the form of stock options are granted by the Corporation to aid in the retention of key executives and to align the interests of key executives with those of the stockholders of the Corporation. Specifically, stock options directly link a portion of key executive's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

     Stock options are granted under the 1993 Stock Option Plan which was approved by the Board of Directors and a majority of stockholders on August 4, 1993. The Corporation has set guidelines with respect to grants of long term incentive compensation between the 50th and 75th percentiles of the Peer Group. Additionally, the Compensation Committee grants stock options to employees based on several factors, including:

     - Current base pay and annual incentive opportunity as compared with the Peer Group's total direct compensation levels (base, annual incentive and long term incentive value);

     - Position with the Corporation and ability to impact stockholder value;
       and

     - Current holdings of the Corporation's stock.

     No specific weighting of these factors is used to determine long term incentive grants. However, options grants are reviewed annually by the Compensation Committee.

CEO COMPENSATION

     Mr. James N. Mills' base salary was set by the Board of Directors pursuant to Mr. J. Mills' employment agreement on March 1, 1993, and has remained unchanged. Pursuant to his employment agreement, Mr. J. Mills was paid a base salary in the amount of $685,000 for the year ended December 31, 1996. The Compensation Committee approved an annual incentive award under the Incentive Compensation Plan equal to 200% of the bonus target for Mr. J. Mills (which was set at 100% of Mr. J. Mills' base salary for 1996) based on the Corporation's outstanding performance in 1996 resulting in the Corporation achieving an increase in earnings per share of over 90% compared with the Corporation's earnings per share for the year ended December 31, 1995. Since Mr. J. Mills holds a large block of Class A Common Stock, the Compensation Committee believes that his interests are clearly aligned with the Corporation's stockholders, and, accordingly, no long term incentive compensation was awarded in 1996.

                          Richard W. Vieser, Chairman
                                Kenneth F. Yontz

                           RELATED PARTY TRANSACTIONS

     In March 1996, the Corporation (pursuant to the approval of the Board of Directors in February 1996) entered into an Amended and Restated Monitoring and Oversight Agreement (the "Monitoring and Oversight Agreement") with Hicks, Muse. Such agreement provides that, for a period of ten years, the Corporation will pay Hicks, Muse an annual fee for oversight and monitoring services to the Corporation, Berg and their subsidiaries in an amount equal to the greater of $700,000 or one-tenth of 1% of net sales during such year. In addition, Hicks, Muse is entitled to an acquisition advisory fee equal to 1.5% of the purchase price of any acquisition effected by the Corporation, Berg or any of their subsidiaries. Messrs. Hicks and Tate, directors of the Corporation, are each principals of Hicks, Muse. In connection with the Monitoring and Oversight Agreement, the Corporation has agreed to indemnify Hicks, Muse, its affiliates and stockholders, and their respective directors, officers, agents, employees and affiliates from and against any claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks, Muse in connection with the Monitoring and Oversight Agreement.

     The Monitoring and Oversight Agreement makes available to the Corporation the resources of Hicks, Muse concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks, Muse could not otherwise be obtained by the Corporation without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received by the Corporation and are no less favorable to the Corporation than could be obtained by the Corporation with a non-affiliated third party.

     Pursuant to the Monitoring and Oversight Agreement, the Corporation expects to pay one-time fees to Hicks, Muse aggregating approximately $250,000 in connection with an acquisition effected in 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, certified public accountants, served as independent auditors of the Corporation and Berg for the fiscal year ended 1996. The Board of Directors of the Corporation anticipates appointing Arthur Andersen LLP to serve as independent public accountants of the Corporation for fiscal year 1997, subject to their nomination by the Audit Committee. A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. No stockholder may vote for more than two nominees. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors.

     Approval of the Incentive Compensation Plan will require the affirmative vote of at least a majority of the votes cast by stockholders present or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified as to the proposal to approve the Incentive Compensation Plan.

     Under Delaware law, abstentions are counted as present for quorum purposes and are included in the calculation of shares "entitled to vote". Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter (other than the election of directors) because each proposal (other than the election of directors) requires the affirmative vote of a specific number of shares.

     Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the NYSE to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is excluded from the calculation of shares "entitled to vote". Accordingly, a broker non-vote is not considered in determining whether a particular matter has been approved.

     If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the Class II director nominees recommended by the Board of Directors, FOR the approval of the Incentive Compensation Plan, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Corporation with copies of all Section 16(a) reports they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1996.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Corporation's proxy statement relating to the 1998 Annual Meeting of Stockholders of the Corporation must be received no later than November 28, 1997 at the Corporation's principal executive offices, 101 South Hanley Road, St. Louis, Missouri 63105, Attention:
Secretary. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates." The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as it appears on the Corporation's books and (b) the class and number of shares of the Corporation that are owned of record by such stockholder.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON RECEIPT BY THE CORPORATION OF A REQUEST ADDRESSED TO:

                                 GARY D. STRONG
                          DIRECTOR, INVESTOR RELATIONS
                             BERG ELECTRONICS CORP.
                        101 SOUTH HANLEY ROAD, SUITE 400
                           ST. LOUIS, MISSOURI 63105

     The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies and attorneys-in-fact named herein have been designated by your Board of Directors.

     The Board of Directors of the Corporation urges you, even if you presently plan to attend the Annual Meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend the Annual Meeting.

                                            BERG ELECTRONICS CORP.
                                            By Order of the Board of Directors

                                            W. Thomas McGhee
                                            Secretary

St. Louis, Missouri
March 28, 1997

                                   EXHIBIT A

                             BERG ELECTRONICS CORP.
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

                                   SECTION 1

                                    PURPOSE

     1.1 Purpose. The purposes of this Plan are to encourage outstanding performances from the senior executives of Berg Electronics Corp. (the "Corporation"), to attract and retain exceptional senior executives and to provide a direct incentive to the Participants (as hereinafter defined) to achieve the Corporation's strategic and financial goals.

                                   SECTION 2

                                 ADMINISTRATION

     2.1 The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Corporation (the "Committee") consisting of not less than two directors of the Corporation who shall be appointed by the Board of Directors. No person shall serve as a member of the Committee unless at the time of his appointment and service he shall be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     2.2 The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan (including rules and procedures for establishing a performance goal in accordance with the requirements of Section 162(m) of the Code relating to performance-based compensation), select eligible Participants, grant incentive awards thereto, and take all other actions necessary for the administration of the Plan, which actions shall be final and binding upon all Participants.

                                   SECTION 3

                                  PARTICIPANTS

     3.1 Participants. The Committee shall determine and designate the senior executives who are eligible to receive awards under the Plan ("Participants"). Directors of the Corporation who are full-time executives of the Corporation may be eligible to participate in the Plan. The Committee shall designate Participants from among the group of individuals who hold the following positions within the Corporation:

        Chairman
        Vice Chairman
        Chief Executive Officer (if different from the Chairman)
        President
        Chief Operating Officer (if different from the President)
        Chief Financial Officer
        Chief Accounting Officer
        Senior Vice Presidents
        Secretary/General Counsel
        Executive Vice Presidents
        Vice Presidents

                                   SECTION 4

                                PERFORMANCE GOAL

     4.1 Performance Period. The term "Performance Period" as used in this Plan shall mean the period of twelve consecutive months beginning on January 1 and ending on December 31.

     4.2 Performance Goal:

          (A) The Committee shall establish performance goals applicable to a particular Performance Period in writing within 90 days of the commencement of a relevant Performance Period, provided, however, that such goals may be established after the commencement of the Performance Period but while the outcome of the performance goals are substantially uncertain.

          (B) The performance goal applicable to a Performance Period shall be earnings per share.

          (C) The Committee shall determine the target level of performance that must be achieved in order for performance goals to be treated as attained.

                                   SECTION 5

                               INDIVIDUAL AWARDS

     5.1 Performance Goal Certification. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the award that the performance goal under which the award is to be paid has been attained. Under no circumstances shall an award be payable under this Plan if the performance goal for a particular Performance Period is not obtained.

     5.2 Unsatisfactory Performances. A Participant's performance must be satisfactory, regardless of Corporation performance, before he/she may be granted an incentive award.

     5.3 New Employee, or Retirement, Permanent Disability, Death, or Termination of Employment. In the event the performance goal for a Performance Period is attained, the Committee, in its discretion, may grant all or such portion of an incentive award for the year as it deems advisable to a Participant (or his Beneficiary in the case of his death) who is employed or who is promoted to a senior executive position covered by this Plan during the year, or whose employment is terminated during the Performance Period because of his retirement, death, resignation or discharge, or who suffers a permanent disability.

     5.4 Maximum Award. In no event may any incentive award with respect to a particular Performance Period exceed 200% of a Participant's base earnings during such Performance Period.

                                   SECTION 6

                          PAYMENT OF INCENTIVE AWARDS

     6.1 Immediate Payment. Each Participant shall be paid the entire amount of the incentive award in cash as soon as practicable following the grant of the award by the Committee.

                                   SECTION 7

                              PLAN ADMINISTRATION

     7.1 Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his beneficiary designation at any time.

     7.2 Permanent Disability. For purposes of the Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Berg Electronics Corp. Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

     7.3 Withholding Taxes. All required federal, state and local withholding shall be made from payments of incentive awards as required by law.

     7.4 Non-Assignment. The right of a Participant or Beneficiary to the payment of any incentive awards under the Plan may not be assigned, transferred, pledged, or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

     7.5 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continue employment with the Corporation, nor interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

     7.6 Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, including, but not limited to, any amendment necessary to ensure that the Corporation may obtain any required regulatory approvals, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. No amendment, suspension or termination may impair the right of a Participant or his designated Beneficiary to receive the performance incentive award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension or termination.

     7.7 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the state of Missouri.

                            BERG ELECTRONICS CORP.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors
   NOMINEES: CHARLES W. TATE AND TIMOTHY L. CONLON

                                   WITHHOLD                 WITHHOLD
           FOR all                AUTHORITY                AUTHORITY
          nominees               to vote for           for any individual
                                 all nominees      nominee, print name below
            [ ]                      [ ]                      [ ]

                                                   -------------------------


2. Proposal to approve the Berg Electronics Corp. Senior Executive Incentive Compensation Plan.

            FOR                    AGAINST                 ABSTAIN
            [ ]                      [ ]                     [ ]

                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

            [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE PROPOSAL SPECIFIED IN PROPOSAL 2.

PLEASE SIGN DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.


------------------------------------------------------------  -----------------
    Signature                                                     Date

                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON

--------------------------------------------------------------------------------

                             BERG ELECTRONICS CORP.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             BERG ELECTRONICS CORP.

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1997


The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints James N. Mills or David M. Sindelar, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Berg Electronics Corp. to be held on May 12, 1997, or at any adjournment thereof, all shares of Berg Electronics Corp. which the undersigned may be entitled to vote.

        THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE PROPOSAL SPECIFIED IN PROPOSAL 2.


--------------------------------------------------------------------------------